Jody M. Walker
                                        Attorney-At-Law
                                  7841 South Garfield Way
                                   Littleton, Colorado 80122
                                   Telephone (303) 850-7637
                                   Facsimile (303) 220-9902

April 27, 2001

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Dear Sirs:

Re:   OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO USE OF NAME IN
THE REGISTRATION STATEMENT ON FORM SB-2 AND ANY AMENDMENTS OF EMAIL MORTGAGE.com, INC.

I am securities counsel for the above mentioned company and I have prepared the registration statement on Form SB-2 and any amendments. I hereby consent to the inclusion and reference of my name and to a discussion of the opinion in the prospectus and the reproduction of the opinion in an exhibit in the registration statement on Form SB-2 and any amendments for Email Mortgage.com, Inc.

It is my opinion that the securities of Email Mortgage.com, Inc. and those which are registered with the Securities and Exchange Commission pursuant to Form SB-2 registration statement of Email Mortgage.com, Inc. have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.


                                                Yours very truly,


                                                /s/Jody M. Walker
                                               ---------------------
                                                Jody M. Walker